                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: September 24, 1996



                               VIVRA INCORPORATED
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                     1-10261               94-3096645
- --------------------------------------------------------------------------------
     (State or other               (Commission           (IRS Employer
     jurisdiction of               File Number)             Id. No.)
      incorporation)

               1850 Gateway Drive, Suite 500, San Mateo, CA 94404
- --------------------------------------------------------------------------------
                    (Address of principal executive offices)



Registrant's telephone number, including area code:  (415) 577-5700

Item 5. Other Events. The Registrant acquired the all of the outstanding
        ------------
stock of Portsmouth Medical Specialists, Inc. and Churchland Renal Center, Inc. on June 1, 1996 and Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A. d/b/a The Greater Ft. Lauderdale Heart Group (all three such entities collectively the "Acquired Companies") on July 1, 1996 in exchange for stock of the Registrant. These transactions have been accounted for under the pooling-of-interests method. Accordingly, the Registrant files herewith Supplemental Consolidated Financial Statements which reflect the restatement of the Registrant's historical financial statements have been presented as though the Registrant and the Acquired Companies had been combined for all periods presented.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

          (a)  Audited Financial Statements of Acquired Businesses.

               (i) Audited Financial Statements of Portsmouth Medical Specialists, Inc. and Churchland Renal Center, Inc. for the year ended December 31, 1995.

               (ii) Audited Financial Statements of Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A. d/b/a The Greater Ft. Lauderdale Heart Group for the year ended December 31, 1995.

          (c)  Exhibits.

               11.1 Supplemental Computation of Earnings Per Share.

               23.1 Consent of Ernst & Young, LLP.

               99.1 Audited Supplemental Consolidated Financial Statements of
                    Registrant and Subsidiaries for the year ended November 30, 1995.

               99.2 Schedule 2 - Supplemental Valuation and Qualifying Accounts.

               99.3 Unaudited Supplemental Consolidated Financial Statements of
                    Registrant and Subsidiaries for the Three and Six Months Ended May 31, 1996.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: September 20, 1996

                                             VIVRA INCORPORATED



                                             By  /s/ LEANNE M. ZUMWALT
                                                 -----------------------
                                                   Leanne M. Zumwalt
                                                 Chief Financial Officer

                          Combined Financial Statements

                    Portsmouth Medical Specialists, Inc. and
                          Churchland Renal Center, Inc.

                          Year ended December 31, 1995
                       with Report of Independent Auditors

                    Portsmouth Medical Specialists, Inc. and
                          Churchland Renal Center, Inc.

                          Combined Financial Statements



                          Year ended December 31, 1995



                                    Contents

Report of Independent Auditors................................................1
Combined Balance Sheet........................................................2
Combined Statement of Operations and Retained Earnings........................3
Combined Statement of Cash Flows..............................................4
Notes to Combined Financial Statements........................................5

                         Report of Independent Auditors

The Boards of Directors
Portsmouth Medical Specialists, Inc. and
Churchland Renal Center, Inc.

We have audited the accompanying combined balance sheet of Portsmouth
Medical Specialists, Inc. and Churchland Renal Center, Inc. as of December 31, 1995, and the related combined statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Portsmouth Medical Specialists, Inc. and Churchland Renal Center, Inc. at December 31, 1995, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                        /s/ Ernst & Young LLP

May 9, 1996
Richmond, Virginia
                                                                              1

                      Portsmouth Medical Specialists, Inc.
                        and Churchland Renal Center, Inc.

                             Combined Balance Sheet

                                December 31, 1995


Assets
Current assets:
   Cash                                                              $   43,577
   Accounts receivable, net of allowance for
     doubtful accounts of $150,000                                      754,714
   Inventories                                                           82,833
   Prepaid expenses                                                      32,034
   Deferred income taxes                                                 56,419
   Refundable income taxes                                               31,001
                                                                     ----------
Total current assets                                                  1,000,578

Property and equipment, less accumulated depreciation of $658,837       580,804
                                                                     ----------
Total assets                                                         $1,581,382
                                                                     ==========
Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                                  $  155,068
   Due to insurance carriers                                            425,591
   Accrued expenses                                                     206,055
   Current obligations under capital leases                              79,720
   Payable under bank line of credit                                     32,500
                                                                     ----------
Total current liabilities                                               898,934

Deferred rent                                                           126,000
Noncurrent obligations under capital leases                             273,232
                                                                     ----------
Total liabilities                                                     1,298,166

Stockholders' equity:
   Paid-in-capital                                                        1,000
   Retained earnings                                                    282,216
                                                                     ----------
Total stockholders' equity                                              283,216
                                                                     ----------
Total liabilities and stockholders' equity                           $1,581,382
                                                                     ==========

See accompanying notes.

                      Portsmouth Medical Specialists, Inc.
                        and Churchland Renal Center, Inc.

             Combined Statement of Operations and Retained Earnings

                          Year ended December 31, 1995


Revenues:
   Net patient service revenue                                      $ 5,800,805

Costs and expenses:
   Professional care of patients                                      3,167,243
   General and administrative                                         2,228,367
   Rent                                                                 208,896
   Provision for uncollectible accounts                                 161,163
   Depreciation                                                         129,040
   Interest                                                              10,477
   Other                                                                 16,638
                                                                    -----------
Total costs and expenses                                              5,921,824
                                                                    -----------

Loss before income taxes                                               (121,019)
Income taxes (benefit):
   Current                                                               10,951
   Deferred                                                             (57,958)
                                                                    -----------
                                                                        (47,007)
                                                                    -----------
Net loss                                                                (74,012)

Retained earnings at beginning of year                                  356,228
                                                                    -----------
Retained earnings at end of year                                    $   282,216
                                                                    ===========

See accompanying notes.

                      Portsmouth Medical Specialists, Inc.
                        and Churchland Renal Center, Inc.

                        Combined Statement of Cash Flows

                          Year ended December 31, 1995


Operating activities
Net loss                                                              $ (74,012)
Adjustments to reconcile net loss to net cash provided
   by operating activities:
     Provision for losses on receivables                                161,163
     Depreciation                                                       129,040
     Deferred income taxes                                              (57,958)
     Loss on disposal of equipment                                        7,721
     Changes in assets and liabilities:
       Accounts receivable                                             (288,102)
       Prepaid expenses and other                                       (12,355)
       Inventories                                                      (82,833)
       Refundable income taxes                                           10,951
       Receivable from owners                                            82,828
       Accounts payable                                                 100,404
       Accrued expenses                                                   8,498
       Insurance carrier overpayments                                    52,358
       Deferred rent                                                      4,497
                                                                      ---------
Net cash provided by operating activities                                42,200

Investing activities
Purchases of property and equipment                                    (366,816)
                                                                      ---------
Net cash used in investing activities                                  (366,816)

Financing activities
Borrowings on bank line of credit and capital
     lease obligations                                                  806,805
Principal payments on bank line of credit and
     capital lease obligations                                         (480,083)
                                                                      ---------
Net cash provided by financing activities                               326,722

Increase in cash                                                          2,106

Cash at beginning of year                                                41,471
                                                                      ---------
Cash at end of year                                                   $  43,577
                                                                      =========

Supplemental disclosures of cash flow information:
Cash paid during the year for:
   Interest                                                           $  10,477
                                                                      =========

See accompanying notes.

                      Portsmouth Medical Specialists, Inc.
                        and Churchland Renal Center, Inc.

                     Notes to Combined Financial Statements

                                December 31, 1995



1. Summary of Significant Accounting Policies

Nature of Business

Portsmouth Medical Specialists, Inc. and Churchland Renal Center, Inc. are Virginia professional corporations under common control. Each company operates an out-patient dialysis center in Virginia, providing hemodialysis and ambulatory peritoneal dialysis for patients with kidney disease.

Principles of Combination

The combined financial statements include the accounts of Portsmouth
Medical Specialists, Inc. and Churchland Renal Center, Inc. (collectively referred to as the Companies). The common stock of each Company is controlled by common stockholders. Intercompany accounts and transactions have been eliminated.

Common stock (all $10 par) is as follows:

                                                    Shares
                                                Outstanding at  Stated Value at
                                       Shares    December 31,     December 31,
                   Company           Authorized      1995            1995
- --------------------------------------------------------------------------------
Portsmouth Medical Specialists, Inc.   1,000        1,000          $10,000
Churchland Renal Center, Inc.          1,000        1,000           10,000
                                                                   -------
                                                                   $20,000
                                                                   =======

The Companies have issued 1,900 shares of common stock under subscription arrangements with the shareholders. Paid-in-capital has been reduced by $19,000 owed under the subscription agreements.

Inventories

Inventories consisting of medical drugs and supplies are stated at the lower of cost or market with cost determined by use of the specific identification method.

                      Portsmouth Medical Specialists, Inc.
                        and Churchland Renal Center, Inc.

               Notes to Combined Financial Statements (continued)



1. Summary of Significant Accounting Policies (continued)

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Property, Equipment and Depreciation

Property and equipment is stated on the basis of cost. Depreciation includes amortization of capitalized leases and is computed using the straight-line method over the assets' estimated useful lives which for equipment generally is 5 to 7 years.

Property Under Capital Leases

Leased equipment consists primarily of dialysis and related equipment. Depreciation is provided over the term of the lease using the straight-line method.

Net Patient Service Revenue/Concentration of Credit Risk

Net patient service revenue is reported using the accrual basis of accounting at the estimated net realizable amounts from patients, third-party payors and others for services rendered. Approximately 85% of net patient service revenues and approximately 85% of accounts receivable at December 31, 1995 are amounts received or receivable from the Medicare program.

                      Portsmouth Medical Specialists, Inc.
                        and Churchland Renal Center, Inc.

               Notes to Combined Financial Statements (continued)



1. Summary of Significant Accounting Policies (continued)

Income Taxes

Income taxes are calculated based upon Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". Under Statement 109, the liability method is used in accounting for income taxes and deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Fair Value of Financial Instruments

The carrying amount of the bank line of credit approximates its fair value. The Companies have entered into lease agreements bearing interest at rates ranging from 9% to 11.5%. The agreements mature at various dates through 2000. Management believes that any further assessment to determine the fair market value of these instruments would not be cost beneficial.

2. Property and Equipment

Property and equipment at December 31, 1995 is comprised of the following:

     Dialysis equipment                                           $  871,945
     Computer equipment                                               80,635
     Office furniture                                                 98,050
     Office equipment                                                 68,718
     Leasehold improvements                                           36,224
     Other                                                            84,069
                                                                  ----------
                                                                   1,239,641
         Less accumulated depreciation                               658,837
                                                                  ----------
         Net property and equipment                               $  580,804
                                                                  ==========

                      Portsmouth Medical Specialists, Inc.
                        and Churchland Renal Center, Inc.

               Notes to Combined Financial Statements (continued)



3. Employee Benefit Plan

The Companies have a non-contributory profit sharing retirement plan covering substantially all full-time employees meeting certain eligibility requirements. The Companies make contributions as determined by the Boards of Directors. The Companies contributed approximately $98,000 to the plan in 1995.

4. Obligations Under Capital Leases

The Companies have acquired dialysis and related equipment under lease arrangements accounted for as capital leases. The aggregated cost of the equipment is $1,119,348 and the related accumulated depreciation of $577,208 at December 31, 1995. Future minimum lease payments and the present value of the net minimum lease payments as of December 31, 1995 are as follows:

     Fiscal year
        1996                                      $109,128
        1997                                        97,225
        1998                                        97,223
        1999                                        91,135
        2000                                        32,639
                                                  --------
   Total                                           427,350
   Less amount representing interest                74,398
                                                  --------
   Present value of net minimum lease payments    $352,952
                                                  ========

Depreciation expense related to leased equipment for the year ended December 31, 1995 was $115,297.

                      Portsmouth Medical Specialists, Inc.
                        and Churchland Renal Center, Inc.

               Notes to Combined Financial Statements (continued)



5. Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax return purposes. Significant components of the Companies deferred tax asset as of December 31, 1995 related principally to use of the cash basis of accounting for tax return purposes.

Income tax expense (benefit) applicable to income before income taxes consisted of the following for the year ended December 31, 1995:

     Current:
        Federal                     $   9,262
        State                           1,689
                                    ----------
          Total current                10,951
     Deferred:
        Federal                       (49,018)
        State                          (8,940)
                                    ----------
          Total deferred              (57,958)
                                    ----------
                                    $ (47,007)
                                    ==========

The difference between the effective income tax rate and the statutory Federal income tax rate for the year ended December 31, 1995 is as follows:

     Federal statutory                     35%
     State, net of federal benefit          4%
                                         -----
                                           39%
                                         =====

The Company paid no income taxes for the year ended December 31, 1995.

6. Borrowings

The Company has a bank line of credit which expires in 1996. The line of credit agreement bears interest at the prime rate plus 1.1%.

                      Portsmouth Medical Specialists, Inc.
                        and Churchland Renal Center, Inc.

               Notes to Combined Financial Statements (continued)



7. Related Party Transaction

The Companies' buildings are leased from the stockholders. Total lease expense incurred under these leases during 1995 was approximately $209,000. The lease agreements run through September 30, 2000 and include a 5% annual escalation clause.

Future minimum lease payments to related parties under noncancelable operating leases as of December 31, 1995 are:

          1996                            $  214,620
          1997                               225,354
          1998                               236,610
          1999                               248,442
          2000                               193,230
                                          ----------
                                          $1,118,256
                                          ==========

8. Malpractice Insurance

The Companies' practicing physicians have claims made malpractice insurance which provides coverage for all malpractice claims arising in either Portsmouth Medical Specialists, Inc. or Churchland Renal Center, Inc. This coverage is limited to $3 million per claim and $5 million in the aggregate.

Should the Companies not renew their claims made insurance policy or replace it with equivalent insurance, occurrences during its term but asserted after its term will be uninsured, unless the Companies obtains tail coverage. This policy was renewed October 1, 1995 for the ensuing twelve month period. Companies management is of the opinion that its financial position would not be materially affected by the ultimate cost related to unasserted claims, if any, at December 31, 1995.

9. Commitments

An employee of the Companies has an employment agreement containing a change of control provision. Upon change of control, 7.5% of the Companies' total sales price will be paid to the employee.

                      Portsmouth Medical Specialists, Inc.
                        and Churchland Renal Center, Inc.

               Notes to Combined Financial Statements (continued)



10. Subsequent Event

Subsequent to year end, the Companies signed a letter of intent to exchange all outstanding stock of the Companies for common stock of Vivra, Incorporated (a Delaware Corporation) with a value of $12,500,000. The closing date is scheduled for June 1, 1996.

                              Financial Statements

                       Cooper, Moody, Altschuler, Chizner,
                           Dennis and Niederman, P.A.
                  d/b/a The Greater Ft. Lauderdale Heart Group

                          Year ended December 31, 1995
                       with Report of Independent Auditors

         Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A.
                  d/b/a The Greater Ft. Lauderdale Heart Group

                              Financial Statements


                          Year ended December 31, 1995




                                    Contents

Report of Independent Auditors..............................................1

Financial Statements

Balance Sheet...............................................................2
Statement of Income.........................................................3
Statement of Stockholders' Equity...........................................4
Statement of Cash Flows.....................................................5
Notes to Financial Statements...............................................6

                         Report of Independent Auditors

Board of Directors
Cooper, Moody, Altschuler, Chizner,
   Dennis and Niederman, P.A.

We have audited the accompanying balance sheet of Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A., d/b/a The Greater Ft. Lauderdale Heart Group, as of December 31, 1995, and the related statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A., d/b/a The Greater Ft. Lauderdale Heart Group, at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                        /s/ Ernst & Young LLP


May 31, 1996
Los Angeles, California

         Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A.
                  d/b/a The Greater Ft. Lauderdale Heart Group

                                  Balance Sheet

                                December 31, 1995


Assets
Current assets:
   Cash                                                    $   29,074
   Patient accounts receivable                              1,012,870
   Clinical testing receivables                               277,120
   Receivable from stockholders                                 5,192
   Prepaid expenses                                            43,067
                                                           ----------
Total current assets                                        1,367,323

Equipment and furniture, net                                  248,447
                                                           ----------
                                                           $1,615,770
                                                           ==========

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                        $   35,133
   Accrued compensation and other liabilities                 302,393
   Deferred income taxes                                      390,000
   Current maturities of loans from stockholders              224,000
   Obligations under capital leases                            48,219
                                                           ----------
Total current liabilities                                     999,745
                                                           ----------

Loans from stockholders--exclusive of current maturities       72,000

Stockholders' equity:
   Common stock. Par value $100 per share; 100 shares
     authorized; 5 shares issued and outstanding                  500
   Additional paid-in capital                                 199,500
   Retained earnings                                          344,025
                                                           ----------
Total stockholders' equity                                    544,025
                                                           ----------
                                                           $1,615,770
                                                           ==========

See accompanying notes.

         Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A.
                  d/b/a The Greater Ft. Lauderdale Heart Group

                               Statement of Income

                          Year ended December 31, 1995


Revenues:
   Fees for professional services                           $7,778,769
   Fees for clinical testing                                   729,734
                                                            ----------
Total revenues                                               8,508,503

Expenses:
   Salaries and benefits                                     6,452,455
   Medical supplies and services                               555,892
   General and administrative                                  553,759
   Insurance                                                   272,406
   Building and equipment rent                                 235,813
   Depreciation and amortization                               172,540
   Interest                                                     28,093
                                                            ----------
Total expenses                                               8,270,958
Income before income taxes                                     237,545
Income taxes                                                    98,000
                                                            ----------
Net income                                                  $  139,545
                                                            ==========

See accompanying notes.

         Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A.
                  d/b/a The Greater Ft. Lauderdale Heart Group

                        Statement of Stockholders' Equity

                          Year ended December 31, 1995


                                            Additional
                                    Common    Paid-in    Retained
                                     Stock    Capital    Earnings    Total
                                   -----------------------------------------
Balance at January 1, 1995         $    500   $199,500   $204,480   $404,480
   Net income                            --         --    139,545    139,545
                                   -----------------------------------------
Balance at December 31, 1995       $    500   $199,500   $344,025   $544,025
                                   =========================================


See accompanying notes.

         Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A.
                  d/b/a The Greater Ft. Lauderdale Heart Group

                             Statement of Cash Flows

                          Year ended December 31, 1995


Operating activities
Net income                                                       $ 139,545
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                 172,540
     Deferred income taxes                                          98,000
     Changes in operating assets and liabilities:
       Patient accounts receivable                                (162,656)
       Clinical testing receivables                               (162,047)
       Receivable from shareholders                                 (5,192)
       Prepaid expenses                                               (390)
       Accounts payable                                             (5,975)
       Accrued compensation and other liabilities                   65,470
                                                                 ---------
Net cash provided by operating activities                          139,295
                                                                 ---------

Investing activities
Purchases of property and equipment                               (142,207)
                                                                 ---------
Net cash used in investing activities                             (142,207)
                                                                 ---------

Financing activities
Borrowings from stockholders                                       200,000
Repayment of borrowings from stockholders                         (124,000)
Principal payments under capital lease obligations                 (63,831)
                                                                 ---------
Net cash provided by financing activities                           12,169
                                                                 ---------

Increase in cash                                                     9,257
Cash at beginning of year                                           19,817
                                                                 ---------
Cash at end of year                                                 29,074
                                                                 =========

Supplemental disclosures of cash flow information
Cash paid during the year for interest                           $  28,093
                                                                 =========

See accompanying notes.

         Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A.
                  d/b/a The Greater Ft. Lauderdale Heart Group

                          Notes to Financial Statements

                          Year ended December 31, 1995



1. Summary of Significant Accounting Policies

Nature of Operations

Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A., d/b/a The Greater Ft. Lauderdale Heart Group, a Florida professional association (the Company), operates a professional medical practice, specializing in invasive, noninvasive and interventional cardiology. The Company also performs clinical testing for pharmaceutical company customers.

On April 17, 1996 the Company's stockholders agreed, in principle, to sell all of the outstanding stock of the Company to Vivra Incorporated.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Property and Equipment

Property and equipment are carried at cost. Depreciation is computed using straight-line and accelerated methods, with the assets' useful lives estimated at 5 to 7 years.

Property and equipment as of December 31, 1995 consisted of the following:

     Medical equipment                                 $   621,854
     Office equipment                                      329,046
     Leasehold improvements                                 61,976
                                                       -----------
                                                         1,012,876
     Less accumulated depreciation and amortization       (764,429)
                                                       -----------
                                                       $   248,447
                                                       ===========

         Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A.
                  d/b/a The Greater Ft. Lauderdale Heart Group

                   Notes to Financial Statements (continued)



1. Summary of Significant Accounting Policies (continued)

Line of Credit

The Company has a $550,000 line of credit (LOC) agreement with a commercial bank, bearing interest at the bank's prime rate, and secured by patient accounts receivable. This LOC, which expires on August 31, 1996, was unused during 1995.

Fees for Professional Services

Fees for professional services include amounts for services paid by Medicare, the North Broward Hospital District and other third party payers under various fixed, capitated and fee-for-service reimbursement formulas in effect. Fees for professional services are recorded net of any related contractual allowances. Medicare, the North Broward Hospital District and a capitation agreement with a health maintenance organization represented approximately 40%, 27% and 8%, respectively, of the Company's fees for professional services in fiscal 1995. The balance of fees, approximately 25%, were paid by insurance, private and other third-party payers.

Income Taxes

Income taxes have been provided using the liability method in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A.
                  d/b/a The Greater Ft. Lauderdale Heart Group

                   Notes to Financial Statements (continued)



2. Related Party Transactions

As of December 31, 1995, the Company's unsecured loans from stockholders consisted of the following:

     11% notes payable, principal payments of
        $24,000 annually, maturing in 1999             $  96,000
     9.5% notes payable, due on demand                   200,000
                                                       ---------
                                                         296,000
     Less current portion                               (224,000)
                                                       ---------
                                                       $  72,000
                                                       =========

The Company leases one of its office buildings from a partnership which is controlled by the Company's stockholders. The lease expires on December 31, 2002, and the related rent expense of approximately $140,000 for fiscal 1995 is included in building and equipment rent. As of December 31, 1995, the Company had a payable to this partnership of $6,600, which is included in accounts payable.

3. Leases

Obligations under capital leases mature in 1996, have remaining payments of approximately $52,000 ($3,800 represents interest) and bear an effective interest rate of approximately 10%. The related leased equipment has a capitalized cost of $293,000, net of accumulated amortization of $249,050 as of December 31, 1995. Amortization expense was $58,600 for fiscal 1995.

Future minimum commitments under noncancelable operating leases at December 31, 1995, including the related party lease in Note 2, are as follows:

     1996                          $  204,131
     1997                             194,405
     1998                             132,000
     1999                             138,600
     2000                             145,530
     2001 and thereafter              313,254
                                   ----------
                                   $1,127,920
                                   ==========

         Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A.
                  d/b/a The Greater Ft. Lauderdale Heart Group

                   Notes to Financial Statements (continued)



4. Income Taxes

The Company's income tax provision for fiscal 1995 consisted of $89,450 and $8,550 of deferred federal and deferred state income taxes, respectively.

As of December 31, 1995, the Company's net deferred income tax liability consisted of the following:

     Receivables and prepaid expenses recognized on the cash
          basis for income tax purposes                              $ 513,000
     Accounts payable and accrued expenses recognized on the
          cash basis for income tax purposes                          (123,000)
                                                                     =========
                                                                     $ 390,000
                                                                     =========

A reconciliation income tax expense to the statutory rate of 35% for personal service corporations is as follows:

                                         Amount              Percent
                                       -------------------------------

     Tax at U.S. statutory rate         $83,140                35%
     State income taxes net of federal
          tax benefit                     8,550                 4
     Other                                6,310                 2
                                       -------------------------------
                                        $98,000                41%
                                       ===============================

The Company paid no income taxes for the year ended December 31, 1995.

5. Malpractice Insurance

The Company carries claims-made malpractice insurance for each of its physicians. This insurance provides coverage of $1,000,000 per incident, with a $3,000,000 annual limit. In addition, the Company has an umbrella policy which provides coverage of $1,000,000 per claim, with a $3,000,000 annual limit.

         Cooper, Moody, Altschuler, Chizner, Dennis and Niederman, P.A.
                  d/b/a The Greater Ft. Lauderdale Heart Group

                   Notes to Financial Statements (continued)



6. Estimated Fair Value of Financial Instruments

It is not practicable to estimate the fair value of the Company's loans from stockholders.

7. Retirement Plan

The Company maintains an employee savings and profit sharing plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees. Under the plan, the Company may make discretionary contributions subject to various limits. The Company also has a money purchase retirement plan, covering substantially all employees. This plan requires mandatory contributions equal to 3% of the salaries of eligible employees. Total Company expense related to these plans was $138,000 for fiscal 1995.